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                                                                     EXHIBIT 5.1


                                             October 25, 1995

The Board of Directors
Charter Power Systems, Inc.
3043 Walton Road
Plymouth Meeting, PA 19462

Ladies and Gentlemen:

        You have requested our opinion in connection with the filing by Charter Power Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (Registration Statement No. 33-62907) (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act") with respect to 3,180,317 shares of common stock, $.01 par value, of the Company ("Common Stock"). The Registration Statement relates to the proposed issuance and sale of 200,000 shares of Common Stock by the Company (the "Company Shares") and the proposed sale of 2,565,493 shares of Common Stock by certain stockholders (the "Selling Stockholder Shares," and together with the Company Shares, the "Firm Shares"), and the sale of up to an additional 414,824 of Common Stock by the Company pursuant to an overallotment option (the "Over-allotment Shares").

        We have examined such records, documents and other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have also assumed without investigation the authenticity of any document submitted to us as an original, the conformity to originals of any document submitted to us as a copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of natural persons signing such documents.

        Based upon the foregoing, it is our opinion that (a) the Firm Shares and the Over-allotment Shares (to the extent issued and sold by the Company) have been duly authorized and, when issued, delivered and paid for in
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The Board of Directors
Charter Power Systems, Inc.
October 25, 1995
Page 2

accordance with the underwriting agreement as described in the Registration Statement, will be legally issued, fully paid and non-assessable, and that (b) the Selling Stockholder Shares are or (with respect to Selling Stockholder Shares which will be issued upon the exercise of stock options pursuant to certain option agreements) will, when issued in accordance with such option agreements, be legally issued, and fully paid and non-assessable.

        The foregoing opinion relates only to matters of the internal law of the State of New York and to the General Corporation Law of the State of Delaware and to matters of federal law and does not purport to express any opinion on the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Proskauer Rose Goetz &
                                                     Mendelsohn LLP